Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-37865, No. 333-82933, No. 33-91194, No. 333-77417, No. 333-43391, No. 33-59256, No. 333-73106 and No. 333-73092) of infoUSA Inc. of our report, dated June 29, 2006 relating to the financial statements and supplemental schedule of infoUSA Inc. 401(k) Plan, which report appears in the December 31, 2005 annual report on Form 11-K of infoUSA Inc.

/s/ KPMG LLP
KPMG LLP

Omaha, Nebraska
June 29, 2006